Exhibit 99.5

ECOLAB INC.

Offer to Exchange

All Shares of Common Stock of

CHAMPIONX HOLDING INC.

which are owned by Ecolab Inc. and

will be converted into the right to receive Shares of Common Stock of Apergy Corporation for

Shares of Common Stock of Ecolab Inc.

Pursuant to the Prospectus, dated [            ], 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT [            ], NEW YORK CITY TIME, ON [            ], 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF ECOLAB COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated [            ], 2020 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal and the Exchange and Transmittal Instruction Booklet (taken together, the “Letter of Transmittal”), including instructions therefor, for tendering shares of Ecolab Inc. (“Ecolab”) common stock, par value $1.00 per share (“Ecolab common stock”), which collectively constitute the offer by Ecolab to exchange all shares of common stock, par value $0.01 per share (“ChampionX common stock”), of ChampionX Holding Inc., a Delaware corporation (“ChampionX”), that are owned by Ecolab. Immediately following the consummation of the exchange offer, and if necessary, the clean-up spin-off (as defined in the Prospectus), Athena Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and wholly owned subsidiary of Apergy Corporation (“Apergy”), will be merged with and into ChampionX, whereby the separate corporate existence of Merger Sub will cease and ChampionX will continue as the surviving corporation and a wholly owned subsidiary of Apergy (the “Merger”). In the Merger, each outstanding share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of Apergy, par value $0.01 per share (“Apergy common stock”), equal to the Merger Exchange Ratio. ChampionX will authorize the issuance of a number of shares of ChampionX common stock such that the total number of shares of ChampionX common stock outstanding immediately prior to the consummation of the exchange offer will be that number that results in the Merger Exchange Ratio equaling one. As a result, each share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into one share of Apergy common stock in the Merger. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

We are the holder of record (directly or indirectly) of shares of Ecolab common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Ecolab common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Ecolab common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Ecolab is offering to exchange all shares of ChampionX common stock that are owned by Ecolab for shares of Ecolab common stock that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $100 of Ecolab common stock accepted for exchange in the exchange offer, you will receive approximately $[            ] of shares ChampionX common stock, subject to an upper limit of [                    ] shares of ChampionX common stock per share of Ecolab common stock. See the section in the Prospectus entitled “Exchange Offer—Terms of This Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS (AND YOU COULD RECEIVE MUCH LESS) THAN $[        ] OF SHARES OF CHAMPIONX COMMON STOCK FOR EACH $100 OF ECOLAB COMMON STOCK THAT YOU TENDER.

The value of Ecolab common stock and ChampionX common stock will be determined by Ecolab by reference to the simple arithmetic average of the daily volume-weighted average prices on each of the Valuation Dates (as defined in the Prospectus), of Ecolab common stock and Apergy common stock on the New York Stock Exchange on each of the last three full trading days of the exchange offer period ending on and including the third full trading day prior to the expiration of the exchange offer.

2. Ecolab’s obligation to exchange shares of ChampionX common stock for shares of Ecolab common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail.

3. Shares of Ecolab common stock validly tendered pursuant to the exchange offer may be withdrawn at any time before the expiration of the exchange offer and unless Ecolab has previously accepted such shares for exchange pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Ecolab accepts Ecolab common stock for exchange pursuant to the exchange offer, your tender is irrevocable.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Ecolab common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Ecolab common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of Ecolab common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at [                    ], New York City time, on [             ], 2020, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

ECOLAB INC.

Offer to Exchange

All Shares of Common Stock of

CHAMPIONX HOLDING INC.

which are owned by Ecolab Inc. and

will be converted into Shares of Common Stock of Apergy Corporation for

Common Stock of Ecolab Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated [            ], 2020 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Ecolab Inc. (“Ecolab”) to exchange all shares of common stock, par value $0.01 per share (“ChampionX common stock”), of ChampionX Holding Inc. that are owned by Ecolab and will be converted into shares of Apergy Corporation (“Apergy”) common stock, par value $0.01 per share, for shares of Ecolab common stock, par value $1.00 per share (“Ecolab common stock”).

This instructs you to tender the number of shares of Ecolab common stock indicated below (or if no number is indicated below, all shares of Ecolab common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:

Shares of Ecolab common stock to be tendered:	Signature(s):

Name(s):

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of Ecolab common stock and am tendering all my shares of Ecolab common stock.

Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE OFFER AGENT, THE INFORMATION AGENT, CHAMPIONX, ECOLAB OR APERGY.

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